As filed with the Securities and Exchange Commission on March 17, 1998
                                                      Registration No. 333-07031

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          AMENDMENT NO. 1 TO FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      PLAY-BY-PLAY TOYS & NOVELTIES, INC.
              (Exact name of issuer as specified in its charter)

          Texas                                                 74-2623760
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                         Identification Number)

4400 Tejasco
San Antonio, Texas                                                 78218-0267
(Address of Principal Executive Offices)                           (Zip Code)

             PLAY-BY-PLAY TOYS & NOVELTIES, INC. 1994 INCENTIVE PLAN
                      AND NON-PLAN STOCK OPTION AGREEMENTS
                              (Full Title of Plan)

                   Raymond G. Braun Chief Financial Officer &
                  Treasurer PLAY-BY-PLAY TOYS & NOVELTIES, INC.
                                  4400 Tejasco
                           San Antonio, TX 78218-0267
                     (Name and Address of Agent for Service)

                    Telephone Number, including area code, of
                        agent for service: (210) 829-4666

                           Copy of Communications to:

                             Gregory B. Klenda, Esq.
                 KLENDA, MITCHELL, AUSTERMAN & ZUERCHER, L.L.C.
                                1600 Epic Center
                              301 North Main Street
                             Wichita, KS 67202-4888

                         (Continued on Following Page)

                        CALCULATION OF REGISTRATION FEE

      Approximate date of commencement of proposed sale to public: from time-to-time after the Registration Statement becomes effective.

                                                PROPOSED               PROPOSED
  TITLE OF                 AMOUNT                MAXIMUM                MAXIMUM
SECURITIES TO               TO BE            OFFERING PRICE            AGGREGATE                   AMOUNT OF
BE REGISTERED           REGISTERED(10)          PER SHARE            OFFERING PRICE             REGISTRATION FEE
-------------           --------------          ---------            --------------             ----------------
Common Stock,           700,000 Shares           $15.0625(11)         $10,543,750(11)             $3,635.77(14)
No Par Value(1)
Common Stock,            52,500 Shares             $19.00(13)(15)        $826,500(13)(15)           $243.82(15)
No Par Value(2)
Common Stock,           451,500 Shares           $18.9375(13)          $8,550,281(13)             $2,522.33
No Par Value(2)
Common Stock,            15,000 Shares            $19.625(13)(14)        $294,375(13)                $86.84
No Par Value(2)
Common Stock,            81,000 Shares           $21.7188(12)          $1,759,223(12)               $518.97(12)
No Par Value(2)
Common Stock,            12,000 Shares           $15.0625(11)            $180,750(11)                $62.33(14)
No Par Value(3)
Common Stock,            50,000 Shares           $15.0625(11)            $753,125(11)               $259.70(14)
No Par Value(4)
Common Stock,            10,000 Shares              $9.75(13)             $97,500(13)                $28.76
No Par Value(5)
Common Stock,           200,000 Shares              $8.00(13)          $1,600,000(13)               $472.00
No Par Value(6)
Common Stock,            50,000 Shares             $11.00(13)            $550,000(13)               $162.25
No Par Value(7)
Common Stock,           450,000 Shares             $19.00(13)          $8,550,000(13)             $2,522.25
No Par Value(8)
Common Stock,             5,000 Shares           $18.9375(13)             $94,688(13)                $27.93
No Par Value(9)
Common Stock,            50,000 Shares            $19.625(13)            $981,250(13)               $289.47
No Par Value(9)
                                                                                                 ----------
Total:                2,127,000 Shares(10)                                                       $10,832.42(14)

1) Represents Common Stock issuable under the Play-By-Play Toys & Novelties, Inc. 1994 Incentive Plan (the "Plan").

2)    Represents additional Common Stock issuable under the Plan, as amended.

3)    Represents Common Stock issuable under certain Non-Plan Stock Option

      Agreements granted on or about April 13, 1995.

4) Represents Common Stock issuable under certain Non-Plan Stock Option Agreements granted on or about September 29, 1995.

5) Represents Common Stock issuable under a certain Non-Plan Stock Option Agreement granted on or about July 29, 1996.

6) Represents Common Stock issuable under a certain Non-Plan Stock Option Agreement granted on or about November 4, 1996, as amended August 29, 1997.

7) Represents Common Stock issuable under certain Non-Plan Stock Option Agreements granted on or about December 9, 1996.

8) Represents Common Stock issuable under certain Non-Plan Stock Option Agreements granted on or about August 29, 1997.

9) Represents Common Stock issuable under a certain Non-Plan Stock Option Agreement granted on or about December 11, 1997.

10) Plus such additional number of shares as may hereafter become issuable pursuant to the Plan or the applicable Non-Plan Stock Option Agreements in the event of a stock dividend, split-up of shares, recapitalization or other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

11) This estimate is made solely for the purpose of determining the amount of the registration fee and is based upon the amount of $15.0625 per share, the average high and low sale prices for the Registrant's stock as traded on the NASDAQ National Market System on June 21, 1996.

12) This estimate is made solely for the purpose of determining the amount of the registration fee and is based upon the amount of $21.7188 per share, the average high and low sale prices for the Registrant's stock as traded on the NASDAQ National Market System on March 13, 1998.

13) This estimate is made solely for the purpose of determining the amount of the registration fee and is based upon the exercise price per share under the terms of the applicable option agreement.

14)   Includes $3,957.80 previously paid.

15) Registration fee calculated based upon 43,500 shares. The registration fee for the balance of 9,000 shares was previously paid.

                               REOFFER PROSPECTUS

      The material which follows, up to but not including the page beginning
Part II of this Registration Statement, constitutes a Prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1994 Incentive Plan, as amended, (the "Plan") by affiliates of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended, and resales of securities acquired under certain Non-Plan Options granted outside of the Plan by certain affiliates of the Registrant.

                               REOFFER PROSPECTUS

                                2,127,000 SHARES
                                  COMMON STOCK
                                 (No Par Value)

                       PLAY-BY-PLAY TOYS & NOVELTIES, INC.

      This Reoffer Prospectus ("Prospectus") relates to the offering by Play-By-Play Toys & Novelties, Inc. (the "Company") and the subsequent resale by employees, officers, directors and affiliates of the Company (collectively "Affiliates") of up to 1,300,000 shares of the Company's no par value common stock purchasable pursuant to the Company's 1994 Incentive Plan, as amended (the "Plan"), and of up to 827,000 shares of common stock, no par value, issuable upon the exercise of certain Non-Plan Options granted outside of the Plan. As of March 1, 1998, 1,084,000 shares were subject to outstanding options under the Plan, 70,100 shares have been issued pursuant to the exercise of options and 145,000 shares remained available for the granting of options.

      This Prospectus may be used by persons who are affiliates (as that term is defined under the Securities Act of 1933, as amended) of the Company to effect resales of the common stock issuable upon exercise of the above-described options (the "Shares"). See "Selling Shareholders." The Company will receive no part of the proceeds of any such sales. Sales will be made at the then current market prices at the time of sale. Sales may involve the payment of brokers' commissions by Selling Shareholders.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of a time subsequent to the date hereof. The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by the Company.

                The date of this Prospectus is March 17, 1998.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and Seven World Trade Center, 13th Floor, New York, NY 10048. Copies of such materials may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy statements and other information regarding the Company and which can be accessed at http://www.sec.gov. The Company's common stock is traded on the NASDAQ National Market System under the symbol "PBYP."

      The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may also furnish quarterly financial statements to shareholders and such other reports as may be authorized, from time to time, by the Board of Directors.

                          INCORPORATION BY REFERENCE

      Certain documents have been incorporated by reference into this Prospectus, either in whole or in part. The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, (i) a copy of any and all of the information that has been incorporated by reference including, for example, its Annual Report (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) documents and information required to be delivered to the Company's employees pursuant to Rule 428(b). Requests for such information shall be addressed to the Company, ATTN:
Mr. Raymond G. Braun, Chief Financial Officer and Treasurer, at 4400 Tejasco, San Antonio, TX 78218-0267, telephone (210) 829-4666.

                               TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
      Introduction.........................................................  4

      Selling Shareholders.................................................  4

      Use of Proceeds......................................................  6

      Method of Sale.......................................................  6

      SEC Position Regarding Indemnification...............................  7

      Incorporation of Certain Documents by Reference......................  7

      Legal Matters........................................................  8

      Experts..............................................................  8

                                 INTRODUCTION

      Play-By-Play Toys & Novelties, Inc. (the "Company") designs, develops, markets and distributes stuffed toys, novelty items and its Playo Faces(R) line of sculpted toy pillows based on licensed characters and trademarks. The Company also designs, develops, markets and distributes electronic toys and non-licensed stuffed toys and markets and distributes a broad line of non-licensed novelty items. The Company markets and distributes its products in both amusement and retail markets and believes that it is the leading supplier of stuffed toys and novelty items to the domestic amusement industry. The Company was incorporated in Texas in 1992. Its principal executive offices are located at 4400 Tejasco, San Antonio, TX 78218 and its telephone number is (210) 829- 4666.

                             SELLING SHAREHOLDERS

      This Prospectus relates to possible sales by directors and officers of the Company of Shares which they may acquire through exercise of options granted under the Play-By-Play Toys & Novelties, Inc. 1994 Incentive Plan ("Plan") or through the exercise of options granted outside of the Plan ("Non-Plan Options"). The names of certain Affiliates (all of whom are officers or directors) who may be Selling Shareholders from time to time are listed below, along with the number of Shares owned. The number of Shares which may be sold by each such Affiliate from time to time will be updated in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.

                           SHARES BENEFICIALLY
                                 OWNED                                     EXERCISE
                      -----------------------------     OPTIONS              PRICE           EXPIRATION
NAME                  NUMBER           PERCENTAGE**    GRANTED(17)         ($/SHARE)            DATE
----                  ------           ------------    -----------         ---------            ----
Arturo G. Torres   1,450,990(1)           20.0%         15,000(2)            $12.10           04/13/00
                                                        10,000(3)            $12.10           09/29/00
                                                        60,000(9)            $12.10           12/09/01
                                                       150,000(11)           $19.00           08/29/02
                                                        50,000(14)           $18.94           12/11/02
Mark A. Gawlik       178,321               2.5%         12,000(4)            $11.00           04/13/00
                                                        10,000(3)            $11.00           09/29/00
                                                        30,000(9)            $11.00           12/09/01
                                                        50,000(12)           $19.00           08/29/02
                                                        20,000(15)           $18.94           12/11/02
Francisco Saez Moya  233,586               3.2%         12,000(2)            $11.00           04/13/00
                                                        30,000(9)            $11.00           12/09/01
                                                        50,000(12)           $19.00           08/29/02
                                                        20,000(15)           $18.94           12/11/02
Raymond G. Braun         960                *          200,000(10)            $8.00           01/02/09
                                                        50,000(12)           $19.00           08/29/02
                                                        20,000(15)           $18.94           12/11/02
Saul Gamoran            --                  *          100,000(8)            $11.00           05/16/04
                                                        30,000(9)            $11.00           12/09/01
                                                        50,000(12)           $19.00           08/29/02
                                                        20,000(15)           $18.94           12/11/02

                          (Continued on Following Page)

                         (Continued from Previous Page)

                           SHARES BENEFICIALLY
                                 OWNED                                     EXERCISE
                      -----------------------------     OPTIONS              PRICE           EXPIRATION
NAME                  NUMBER           PERCENTAGE**    GRANTED(17)         ($/SHARE)            DATE
----                  ------           ------------    -----------         ---------            ----
Berto Guerra, Jr.  30,665                 *             3,000(5)             $13.475          04/13/00
                                                       10,000(7)             $14.58           09/29/00
                                                       10,000(9)             $11.00           12/09/01
                                                       20,000(13)            $19.00           08/29/02
                                                       10,000(16)            $19.63           02/08/03
Tomas Duran          --                   *             3,000(5)             $13.475          04/13/00
                                                       10,000(7)             $14.58           09/29/00
                                                       10,000(9)             $11.00           12/09/01
                                                       20,000(13)            $19.00           08/29/02
                                                       10,000(16)            $19.63           02/08/03
Ottis W. Byers       --                   *            10,000(7)             $14.58           09/29/00
                                                       10,000(9)             $11.00           12/09/01
                                                       20,000(13)            $19.00           08/29/02
                                                       10,000(16)            $19.63           02/08/03
Steve K.C. Liao     2,500                 *            10,000(6)             $14.03           10/17/00
                                                       10,000(9)             $11.00           12/09/01
                                                       20,000(13)            $19.00           08/29/02
                                                       10,000(16)            $19.63           02/08/03
James F. Place     16,873                 *             3,000(5)             $13.475          04/13/00
                                                       10,000(7)             $14.58           09/29/00
                                                       10,000(9)             $11.00           12/09/01
                                                       20,000(13)            $19.00           08/29/02
                                                       10,000(16)            $19.63           02/08/03

------------

 *    Less than 1%.

**    Does not include any unexercised option.

1) Includes 49,200 shares held in trust for the benefit of Mr. Torres' three minor children (16,400 shares each), for which Mr. Torres is the trustee.

2) All such options were originally granted on April 13, 1995, for the number of shares indicated. All such options were canceled and reissued on December 9, 1996 at the price indicated. The options are exercisable according to the original vesting schedule in five increments of 20% each commencing on October 13, 1995, and on each of the four anniversaries of the date of original grant and expire five years from the date of grant.

3) All such options were originally granted on September 29, 1995, for the number of shares indicated. All such options were canceled and reissued on December 9, 1996 at the price indicated. The options are exercisable commencing on September 29, 1996, and expire five years from the date of grant.

4) All such options were originally granted on April 13, 1995, for the number of shares indicated. All such options were canceled and reissued on December 9, 1996 at the price indicated. The options are exercisable commencing on April 13, 1996, and expire five years from the date of grant.

5) All such options were granted on April 13, 1995, for the number of shares and at the price indicated. The options are exercisable commencing on April 13, 1996, and expire five years from the date of grant.

6) All such options were granted on October 17, 1995, for the number of shares and the price indicated. The options are exercisable in five increments of 20% each commencing on April 17, 1996, and on each of the four anniversaries of the date of grant and expire five years from the date of grant.

7) All such options were granted on September 29, 1995, for the number of shares and the price indicated. The options are exercisable in five increments of 20% each commencing on March 29, 1996, and on each of the four anniversaries of the date of grant and expire five years from the date of grant.

8) All such options were originally granted on May 16, 1996, for the number of shares indicated. All such options were canceled and repriced on December 9, 1996 at the price indicated. The options are exercisable in four increments, of which 20,000 are exercisable as of May 16, 1996, and the remaining options vest in three approximately equal increments of 26,667 shares, 26,667 shares and 26,666 shares, respectively, on the first, second and third anniversaries of the date of original grant and expire five years from the date each increment vests.

9) All such options were granted on December 9, 1996, for the number of shares and the price indicated. The options are exercisable in two equal increments of 50% each commencing on June 9, 1997, and December 9, 1997, and expire five years from the date of grant.

10) All such options were granted on January 2, 1997, for the number of shares and the price indicated. The options vest on a pro rata monthly basis beginning on February 1, 1997, and ending January 1, 2002. Such options immediately vest in the event either (i) Mr. Arturo G. Torres is no longer serving as either Chairman of the Board or Chief Executive Officer of the Company or (ii) the Company is a party to a merger, consolidation or other business combination whereby the Company is not the surviving entity. All such options expire on January 2, 2009.

11) All such options were granted on August 29, 1997, for the number of shares and the price indicated. The options are exercisable in two equal increments of 50% each commencing on March 1, 1998, and August 29, 1998, and expire five years from the date of grant. However, if Mr. Torres resigns his position as Chief Executive Officer then all such options immediately vest.

12) All such options were granted on August 29, 1997, for the number of shares and the price indicated. The options are exercisable in four equal increments of 25% each commencing on March 1, 1998, and on each of the three anniversaries of the date of grant and expire five years from the date of grant.

13) All such options were granted on August 29, 1997, for the number of shares and the price indicated. The options are exercisable in two equal increments of 50% each commencing on March 1, 1998, and December 29, 1998, respectively, and expire five years from the date of grant.

14) All such options were granted on December 11, 1997, for the number of shares and the price indicated. The options are exercisable in two equal increments of 50% each commencing on June 11, 1998, and December 11, 1998, and expire five years from the date of grant. However, if Mr. Torres resigns his position as Chief Executive Officer then all such options immediately vest.

15) All such options were granted on December 11, 1997, for the number of shares and the price indicated. The options are exercisable in four equal increments of 25% each commencing on June 11, 1998, and on each of the three anniversaries of the date of grant and expire five years from the date of grant.

16) All such options were granted on February 8, 1998, for the number of shares and the price indicated. The options are exercisable in two equal increments of 50% each commencing on August 8, 1998, and February 8, 1999, respectively, and expire five years from the date of grant.

17) Sales under the Reoffer Prospectus are limited to the number of shares issuable under the options granted under the Plan or under the Non-Plan Options.

      The address of each Selling Shareholder is the same as the Company's address. All Shares listed above for sale represent Shares issuable upon exercise of options granted under the Plan or under the Non-Plan Options.

                                USE OF PROCEEDS

      The Company will not receive any proceeds upon the sale of the Shares issuable upon the exercise of the stock options.

                                METHOD OF SALE

      The Shares are being sold by the Selling Shareholders for their own accounts. The Shares may be sold or transferred for value by the Selling Shareholders, or by pledgees, donees, transferees, or other successors in interest to the Selling Shareholders, in one or more transactions on the NASDAQ National Market System, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through broker/dealers, and such broker/dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent (which compensation may be less than or in excess of customary commissions).

      There can be no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

                    SEC POSITION REGARDING INDEMNIFICATION

      As authorized by the Texas Business Corporation Act, the Company's Articles of Incorporation provide that to the fullest extent permitted by Texas law, as the same exists or may hereafter be amended, directors and officers and former directors and officers of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission occurring in their capacity as a director or officer. However, Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of such director of the Company or that involve intentional misconduct or a knowing violation of law, (iii) for transactions from which the director received an improper benefit, whether or not the benefit resulted from action taken within the scope of the director's office, or (iv) for acts or omissions for which the liability of a director is expressly provided by law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference into this Prospectus the following documents heretofore filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934:

      1. The description of Common Stock included in the Company's Registration Statement on Form 8-A as filed with the Commission on or about October 26, 1995;

      2. The Company's Annual Report on Form 10-K for the year ended July 31, 1997, as filed under Section 13(a) of the Securities Exchange Act of 1934; and

      3. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997, as filed under Section 13(a) of the Securities Exchange Act of 1934.


      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the filing of the initial Registration Statement and any amendment thereto and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                                 LEGAL MATTERS

      The validity of the Shares offered hereby will be passed on for the Company by Klenda, Mitchell, Austerman & Zuercher, L.L.C., 1600 Epic Center, 301 North Main Street, Wichita, Kansas 67202-4888.

                                    EXPERTS

      The consolidated balance sheets of Play-By-Play Toys & Novelties, Inc. and Subsidiaries as of July 31, 1997 and 1996, and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended July 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                   PART II.

              Information Required in the Registration Statement


Item 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  There are hereby incorporated by reference into this
            Registration Statement the following documents heretofore filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934:

            1. The description of Common Stock included in the Company's Registration Statement on Form 8-A as filed with the Commission on or about October 26, 1995;

            2. The Company's Annual Report on Form 10-K for the year ended July 31, 1997, as filed under Section 13(a) of the Securities Exchange Act of 1934; and

            3. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997, as filed under Section 13(a) of the Securities Exchange Act of 1934.

                  All documents subsequently filed by the Company pursuant to
            Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the filing of the initial Registration Statement and any amendment thereto and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES

            Not Applicable.

Item 5.     INTERESTS IN NAMED EXPERTS AND COUNSEL

            Not Applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  As authorized by the Texas Business Corporation Act, the
            Company's Articles of Incorporation provide that to the fullest extent permitted by Texas law, as the same exists or may hereafter be amended, directors and officers and former directors and officers of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission occurring in their capacity as a director or officer. However, Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of such director of the Company or that involve intentional misconduct or a knowing violation of law, (iii) for transactions from which the director received an improper benefit, whether or not the benefit resulted from action taken within the scope of the director's office, or (iv) for acts or omissions for which the liability of a director is expressly provided by law.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

Item 8.     EXHIBITS

                  The exhibits to this Registration Statement are listed in the
            Exhibit Index on Page 14 of this Registration Statement, which index is incorporated herein by reference.

Item 9.     UNDERTAKINGS

                  The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  The undersigned Registrant hereby undertakes that for the
            purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that for the
            purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to
            Section 13(a) or Section 15(d) of the

            Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, a copy of the Registrant's Annual Report to Shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within one hundred twenty (120) days prior to the use of the prospectus, the Annual Report of the Registrant for the preceding fiscal year may be so delivered, but within such one hundred twenty
            (120) day period the Annual Report for the last fiscal year will be furnished to each such employee.

                  Insofar as indemnification for liabilities arising under the
            Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 17th day of March, 1998.

                                    PLAY-BY-PLAY TOYS
                                     & NOVELTIES, INC.

Dated:   March 17, 1998             By /s/ RAYMOND G. BRAUN
                                           Raymond G. Braun,
                                           Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Mark A. Gawlik and Raymond G. Braun, or either of them, as attorneys-in-fact to sign on his behalf individually and in each capacity and as stated below, and to file any amendments, including post-effective amendments, to this Registration Statement.

SIGNATURE               TITLE                              DATE
---------               -----                              ----
/s/ ARTURO G. TORRES    Chairman of the Board and          March 17, 1998
Arturo G. Torres        Chief Executive Officer
                        (Principal Executive Officer)

/s/ MARK A. GAWLIK      President, Chief Operating         March 17, 1998
Mark A. Gawlik          Officer and Director


/s/ RAYMOND G. BRAUN    Chief Financial Officer,           March 17, 1998
Raymond G. Braun        Treasurer and Director
                        (Principal Financial Officer)

/s/ SAUL GAMORAN        Executive Vice President,          March 17, 1998
Saul Gamoran            General Counsel,
                        Secretary and Director

                          (Continued on Following Page)

                           (Continued from Prior Page)

/s/ FRANCISCO SAEZ MOYA     Vice President - European          March 17, 1998
Francisco Saez Moya         Operations and Vice
                            Chairman of the Board


/s/ OTTIS W. BYERS          Director                           March 17, 1998
Ottis W. Byers


/s/ TOMAS DURAN             Director                           March 17, 1998
Tomas Duran


/s/ BERTO GUERRA, JR.       Director                           March 17, 1998
Berto Guerra, Jr.


/s/ STEVE K.C. LIAO         Director                           March 17, 1998
Steve K.C. Liao


/s/ JAMES F. PLACE          Director                           March 17, 1998
James F. Place

                                  EXHIBIT INDEX

    EXHIBIT                        DESCRIPTION
    NUMBER                         OF EXHIBIT
    ------                         ----------
      4.1 Specimen of Stock Certificate, incorporated by reference from Company's Registration Statement on Form S-1 (Commission File No. 33-92204), Exhibit No. 4.1.

      4.2 Form of Company's Grant of Incentive Stock Options, incorporated by reference from Company's Registration Statement on Form S-1 (Commission File No. 33-92204), Exhibit No. 4.3.

      4.3 Form of Company's Non-Qualified Stock Option Agreement, incorporated by reference from Company's Registration Statement on Form S-1 (Commission File No. 33-92204), Exhibit No. 4.4.

      4.4 Form of April 1995 Non-Plan Stock Option Agreements, incorporated by reference from Company's Registration Statement on Form S-8 (Commission File No. 333-07031 as filed on June 27, 1996).

      4.5 Form of September 1995 Non-Plan Stock Option Agreements, incorporated by reference from Company's Registration Statement on Form S-8 (Commission File No. 333-07031, as filed on June 27, 1996).

      4.6   Form of Non-Qualified Stock Option Agreements.

      4.7 Non-Qualified Stock Option Agreement dated November 4, 1996, between the Company and Raymond G. Braun, as amended by Amendment No. 1 to Non-Qualified Stock Option Agreement dated August 29, 1997, incorporated by reference from Company's Annual Report on Form 10-K for the period ended July 31, 1997.

      4.8 Incentive Stock Option Agreement dated May 16, 1996, between the Company and Saul Gamoran.

      5     Opinion and Consent of Klenda, Mitchell, Austerman & Zuercher,
            L.L.C.

      10.1 Play-By-Play Toys & Novelties, Inc. 1994 Incentive Plan, as amended, incorporated by reference from Company's Registration Statement on Form S-1 (Commission File No. 33-9-2204), Exhibit No. 10.1

      23    Consent of Coopers & Lybrand L.L.P.

      24 Power of Attorney (included on the signature page of this Registration Statement

                                                                March 17, 1998

                       THIS DOCUMENT CONSTITUTES PART OF A
                         PROSPECTUS COVERING SECURITIES
                            THAT HAVE BEEN REGISTERED
                              UNDER THE SECURITIES
                                   ACT OF 1933

                      PLAY-BY-PLAY TOYS & NOVELTIES, INC.
                               1994 INCENTIVE PLAN


                                NON-PLAN OPTIONS


                                  COMMON STOCK

      This Prospectus relates to the offering of a maximum of 1,300,000 shares of common stock, no par value (the "Common Stock"), of Play-By-Play Toys & Novelties, Inc., a Texas corporation (the "Company"), to officers and other employees of the Company and its subsidiaries pursuant to the Play-By-Play
Toys & Novelties, Inc. 1994 Incentive Plan, as amended (the "Plan") which is herein described. An offer made in connection with a grant under the Plan is made at the price and on the terms and conditions contained in such grant. This Prospectus also relates to the offering of a maximum of 827,000 shares of Common Stock to certain affiliates of the Company pursuant to certain option agreements issued outside of the Plan (the "Non-Plan Options") which are herein described. The Company's common stock is traded on the NASDAQ National Market System under the symbol "PBYP."

      The Company has filed a Registration Statement on Form S-8, as amended, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock (the "Common Shares") covered by this Prospectus. This Prospectus does not contain all of the information set forth in such Registration Statement and exhibits thereto.

      Typically, purchasers of Common Shares issued under the Plan and purchasers of Common Shares issued under the Non-Plan Options, who are affiliates of the Company within the meaning of the Securities Act may sell or transfer such shares only in accordance with the provisions of Rule 144 under the Securities Act, pursuant to an effective registration statement covering such resales or pursuant to an effective exemption from the registration requirement of the Securities Act. However, such affiliates may use the Reoffer Prospectus filed as part of the Registration Statement for the reoffer or resale of Common Shares obtained pursuant to the Plan or upon exercise of the Non-Plan Options. Purchasers of shares issued under the Plan who are not affiliates may resell their shares in any way permitted by law and the Plan.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and Seven World Trade Center, 13th Floor, New York, NY 10048. Copies of such materials may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding the Company and which can be accessed at http://www.sec.gov.

      The Company hereby undertakes to provide without charge to each person to whom a Prospectus is delivered, upon written request of such person, a copy of any and all documents required to be delivered pursuant to Rule 428(b) under the Securities Act and a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Any such requests should be directed to: Mr. Raymond G. Braun, Chief Financial Officer and Treasurer, Play-By-Play Toys & Novelties, Inc. at 4400 Tejasco, San Antonio, TX 78218-0267, telephone (210) 829-4666. Additional information about the Plan and its administration can also be obtained from the Company at the address and telephone number listed above.

                               TABLE OF CONTENTS
                                                                    PAGE
                                                                    ----
Available Information.............................................    2
The Plan . . . . . ...............................................    3
      General Information.........................................    3
      Description of the Plan.....................................    3
          Administration..........................................    3
          Termination and Amendment...............................    3
          Stock Options...........................................    3
          Restricted Stock........................................    4
          Tax Withholding.........................................    4
          Change in Control.......................................    4
          Adjustments.............................................    4
          Rights as Shareholder...................................    4
          Non-Transferability.....................................    5
          No Right of Employment..................................    5
          Resale Restrictions on Shares...........................    5
Non-Plan Options..................................................    5
Federal Income Tax Consequences...................................    7
Documents Incorporated by Reference...............................    7

                                    THE PLAN
GENERAL INFORMATION

      The Company is the sole issuer of Common Stock offered and to be offered under the Plan. The Board of Directors amended the Plan, subject to shareholder approval, by allocating 600,000 additional shares to be used under the Plan to an aggregate of 1,300,000 on August 29, 1997. The Board procured shareholder approval at the Annual Meeting of Shareholders held December 11, 1997. The Plan authorizes the award of shares of Common Shares to be used for Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock. Provided, not more than 66 2/3% of such shares may be awarded as Restricted Stock under the Plan. If an award made under the Plan expires, is canceled or is otherwise terminated, those shares will be available for future awards under the Plan. The Plan was adopted by the Board of Directors of the Company on August 25, 1994, and approved by the Shareholders of the Company at a Special Meeting of Shareholders held on October 21, 1994. The Plan will terminate on August 24, 2004, but may be terminated sooner by action of the Board of Directors. No awards under the Plan may be made after its termination. Termination of the Plan will not affect the terms or conditions of any award or grant made prior to termination. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

      The purpose of the Plan is to attract, retain and motivate officers and employees whose efforts will result in the long-term growth and profitability of the Company. The following description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is available from Mr. Raymond G. Braun, Chief Financial Officer and Treasurer, Play-By-Play Toys & Novelties, Inc. at 4400 Tejasco, San Antonio, TX 78218-0267, telephone (210) 829-4666. Each capitalized term used herein without definition shall have the meaning given to such term under the Plan.

DESCRIPTION OF THE PLAN

      ADMINISTRATION. The Plan is administered by a Board-appointed committee (the "Committee") which is composed of at least three directors who are "non-employees" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Each member serves on an "at will basis," meaning that they can be removed at any time by the Board of Directors. Subject to the provisions of the Plan, the Committee will have authority to select those officers and other employees of the Company (and any subsidiary) to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, and to establish the terms, conditions and provisions of such awards. In making such award determinations, the Committee may take into account the nature of services rendered by the officer or employee, his or her present and potential contribution to the Company's growth and success, and such other factors as the Committee deems relevant. The Committee is authorized to interpret the Plan, to establish, amend, and revoke any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

      TERMINATION AND AMENDMENT. The Plan may be terminated or amended by the Board of Directors, provided that, in the absence of shareholder approval, no amendment of the Plan may materially increase the total number of Common Shares with respect to which awards may be made under the Plan (except as discussed in "- Adjustments" below), change the exercise price of a Stock Option, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing to participants under the Plan. No amendment of the Plan may adversely alter or impair any Stock Option or share of Restricted Stock awarded under the Plan prior to such amendment without the consent of the holder thereof.

      STOCK OPTIONS. Both Incentive Stock Options and Non-Qualified Stock Options (collectively referred to as "Stock Options") may be granted pursuant to the Plan. All Stock Options granted under the Plan will have an exercise price per share to be determined by the Committee, provided that the exercise price per share under each Incentive Stock Option shall not be less than the fair market value of a share of Common Shares at the time the Incentive Stock Option is granted (110% of such fair market value in the case of Incentive Stock Options granted to a shareholder who owns 10% or more of the Company's Common Stock). The maximum term for all Stock Options granted under the Plan is ten years (five years in the case of an Incentive Stock Option granted to a shareholder who owns 10% or more of the Company's Common Shares).

Moreover, no Stock Options may be granted under the Plan more than ten years after the date of its adoption (August 24, 2004). Stock Options are exercisable at such time and in such installments as the Committee may provide at the time the Stock Option is granted. The Committee may accelerate the exercisability of any Stock Option at any time. The purchase price for shares acquired pursuant to the exercise of a Stock Option must be paid in the manner determined by the Committee. The terms and conditions of Stock Options relating to their treatment upon termination of the optionee's employment (whether by reason of death, disability or otherwise) will be determined at the time the Stock Options are granted. The principal difference between Incentive Stock Options and Non-Qualified Stock Options is as follows: the option exercise price of an Incentive Stock Option may not be less than the fair market value of the Common Shares on the date of grant of such option. However, if the recipient of the Incentive Stock Option is a 10% holder, the option exercise price may not be less than the price required by the Internal Revenue Code of 1986, as amended (the "Code"). Currently, the Code requires an option exercise price of not less than 110% of fair market value.

      RESTRICTED STOCK. Restricted Stock awards are grants of Common Shares made to participants subject to conditions established by the Committee. The terms of any Restricted Stock award, including the restrictions placed on such shares and the time or times when such restrictions will lapse, will be determined by the Committee at the time the award is made. Unless the Committee determines otherwise, holders of Restricted Stock will have the right to vote the shares of Restricted Stock and to receive all dividends thereon. The Committee may determine at the time of an award of Restricted Stock that dividends paid on such shares may be paid to the grantee or deferred. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of the restrictions on the shares of Restricted Stock or forfeited upon the forfeiture of the shares of Restricted Stock. The agreements evidencing awards of Restricted Stock will set forth the terms and conditions of such awards and the effect of a grantee's termination of employment.

      TAX WITHHOLDING. The Company can require, prior to the issuance or delivery of any Common Shares or the payment of any cash pursuant to an award under the Plan, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. As determined by the Committee at the time of grant of an award, the holder may satisfy any such obligation by either: (i) a cash payment to the Company; or (ii) timely authorizing the Company to withhold from the Common Shares issuable or the amount of cash payable to the holder, the number of Common Shares having an aggregate fair market value or the amount of cash necessary to satisfy any such obligation; PROVIDED, HOWEVER, that the Committee shall have sole discretion to disapprove any such election and, in the case of a person who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder.

      CHANGE IN CONTROL. In the event of certain acquisitions of 20% or more of the Common Stock of the Company, a two-thirds change in the composition of the Board of Directors, or the approval by shareholders of a reorganization, merger or consolidation (unless the Company's shareholders receive 70% or more of the stock of the surviving company) or the approval by shareholders of a complete liquidation, dissolution or sale of all or substantially all of the Company's assets, subject to compliance with Section 16 of the Exchange Act, all awards will be "cashed out" by the Company, all outstanding Options will become exercisable in full, all other awards will vest to the maximum extent, and each option or other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

      ADJUSTMENTS. In the event of any change in the outstanding Common Stock of the Company by reason of any reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend or similar change in the corporate structure, the number of shares of Restricted Stock with respect to which awards may be made under the Plan and the number of Common Shares underlying any outstanding Stock Options may be equitably adjusted by the Committee in its sole discretion.

      RIGHTS AS SHAREHOLDER. No person will have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award under the Plan unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

      NON-TRANSFERABILITY. No Stock Option or Restricted Stock may be transferred other than by will or the laws of descent and distribution or a qualified domestic relations order. Each Stock Option or Restricted Stock may be exercised or settled during the participant's lifetime only by such participant or such participant's guardian or legal representative. Except as permitted by the preceding sentence, no Stock Option or Restricted Stock may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.

      NO RIGHT OF EMPLOYMENT. Neither the Plan nor any award made thereunder will confer upon any person any right to continued employment by the Company or any affiliate of the Company or affect in any manner the right of the Company or any affiliate of the Company to terminate the employment of any person at any time without liability under the Plan.

      RESALE RESTRICTIONS ON SHARES. Except for provisions regarding Restricted Stock described above, the provisions of the Plan do not impose restrictions upon the resale of Common Stock acquired under the Plan. However, under the federal securities laws, participants who are deemed to be "affiliates" of the Company are restricted in the resale of Common Stock owned by them (whether acquired under the Plan or otherwise). For this purpose, an "affiliate" of the Company is any person who controls the Company, is controlled by the Company, or is under common control with the Company, whether directly or indirectly through one or more intermediaries. For this purpose, officers are deemed to be affiliates.

      Resales by affiliates may be made only pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from the registration requirements thereunder. One such exemption provides for certain "brokers' transactions" which comply with all the conditions set forth in Rule 144 under the Securities Act. The Company has filed a Registration Statement covering its Common Shares, including a Reoffer Prospectus suitable for the reoffer or resale of Common Shares obtained pursuant to the Plan by affiliates. However, any resales by an affiliate will nevertheless need to be made in compliance with the applicable provisions of Rule 144(e) or pursuant to another available exemption from registration. In general, Rule 144(e) provides that as to Common Shares acquired under the Plan, during any three-month period an affiliate may sell no more than such number of shares as may equal 1% of the outstanding common stock of the Company or the average weekly reported volume of trading in such securities on an automated quotation system of a registered securities association (I.E., the NASDAQ National Market) during the four calendar weeks preceding the filing of the required notice or if no such notice is required then the four calendar weeks preceding the date of receipt of the order to execute a sales transaction on behalf of an affiliate by a broker or the date of execution of the sale directly with a market maker.

      The restrictions imposed by Section 16 of the Exchange Act upon any officer, director or holder of more than 10% of any class of equity security of the Company and the registration requirements of any applicable state securities laws may also restrict the exercise of options granted under the Plan and resale of Common Stock acquired pursuant to the Plan by such persons. Accordingly, such persons should consult their legal advisors prior to engaging in such transactions.

      Each award made under the Plan is subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Common Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of such shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.

                               NON-PLAN OPTIONS

      From time to time the Company has granted non-qualified stock options outside of the Plan (collectively, the "Non-Plan Options") to the non-employee directors, to an officer and to an independent agent of the Company:

      On April 13, 1995, non-qualified options (the "April '95 Non-Plan Options") to purchase 3,000 Common Shares were granted to each of the non-employee directors and to an independent agent of the Company. The April '95 Non-Plan Options were granted at an exercise price equal to 110% of the Fair Market Value of the Common Shares on the date of grant. One-fifth of such Options became exercisable six months after the date of grant (October 1995) and one-fifth of the balance will become exercisable on each of the first four anniversaries of the date of grant. The April '95 Non-Plan Options expire five years from the date of grant.

      On or about September 29, 1995 and October 17, 1995, non-qualified options (the "September '95 Non-Plan Options") to purchase 10,000 Common Shares were granted to each of the non-employee directors. The September '95 Non-Plan Options were granted at a price equal to 110% of the Fair Market Value of the Common Shares on the date of grant. The September '95 Non-Plan Options are fully exercisable upon the date of grant and expire five years thereafter.

      On or about December 9, 1996, non-qualified options (the "December '96 Non-Plan Options") to each purchase 10,000 Common Shares were granted to each of the non-employee directors. The December '96 Non-Plan Options were granted at a price equal to 100% of the Fair Market Value of the Common Shares on the date of grant. The December '96 Non-Plan Options are exercisable in two equal installments commencing on June 9, 1997, and December 9, 1997, respectively, and expire on December 9, 2001.

      On or about January 2, 1997, non-qualified options (the "January 2 '97 Non-Plan Options") to purchase 200,000 Common Shares were granted to Mr. Raymond
G. Braun, an officer and director. The January 2 '97 Non-Plan Options were granted at a price equal to $8.00 per share. The options vest on a pro rata monthly basis beginning on February 1, 1997, and ending on January 1, 2002. However, the January 2 '97 Non-Plan Options immediately vest in the event either
(i) Mr. Torres is no longer serving as either Chairman of the Board or Chief Executive Officer of the Company or (ii) the Company is a party to a merger, consolidation or other business combination whereby the Company is not the surviving entity. The January 2 '97 Non-Plan Options expire on January 1, 2009.

      On or about August 29, 1997, non-qualified options (the "August '97 Non-Plan Options-Torres") to purchase 150,000 Common Shares were granted to Mr. Arturo G. Torres. The August '97 Non-Plan Options-Torres were granted at a price equal to 110% of the Fair market Value of the Common Shares on the date of grant. The August '97 Non-Plan Options-Torres are exercisable in two equal increments of 50% each commencing on March 1, 1998, and August 29, 1998, and expire on August 29, 2002. However, if Mr. Torres resigns his position as Chief Executive Officer then all such options immediately vest.

      On or about August 29, 1997, non-qualified options (the "August '97 Non-Plan Options-Management") to each purchase 50,000 Common Shares were granted to Messrs. Mark A. Gawlik, Francisco Saez Moya, Raymond G. Braun and Saul Gamoran. The August '97 Non-Plan Options-Management were granted at a price equal to 100% of the Fair market Value of the Common Shares on the date of grant. The August '97 Options-Management are exercisable in four equal increments of 25% each commencing on March 1, 1998, and on each of the three anniversaries of the date of grant and expire on August 29, 2002.

      On or about August 29, 1997, non-qualified options (the "August '97 Non-Plan Options") to each purchase 20,000 Common Shares were granted to each of the non-employee directors. The August '97 Non-Plan Options were granted at a price equal to 100% of the Fair Market Value of the Common Shares on the date of grant. The August '97 Non-Plan Options are exercisable in two equal installments on March 1, 1998, and on August 29, 1998, and also expire on August 29, 2002.

      On December 11, 1997, non-qualified options (the "December '97 Non-Plan Options") to purchase 5,000 Common Shares were granted to Ma Jin Sheng. The December '97 Non-Plan Options were granted at a price equal to 100% of the Fair Market Value of the Common Shares on the date of grant. The December '97 Non-Plan Options are exercisable in four equal increments of 20% each commencing on June 11, 1998, and on each of the four anniversaries of the date of grant and expire on June December 11, 2002.

      On or about February 8, 1998, non-qualified options (the "February '98 Non-Plan Options") to each purchase 10,000 Common Shares were granted to each of the non-employee directors. The February '98 Non-Plan Options were granted at a price equal to 100% of the Fair Market Value of the Common Shares on the date of grant. The February '98 Non-Plan Options are exercisable in two equal installments commencing on August 8, 1998, and February 8, 1999, respectively, and expire on February 8, 2003.

      The terms of the Non-Plan Options are substantially identical to the terms applicable to Stock Options issued under the Plan. See "The Plan - Change in Control"; "- Adjustments"; "- Rights as Shareholder"; "- Non-Transferability; and Resale Restrictions on Shares" above. Upon the death of a holder of Non-Plan Options, such Stock Options may be exercised by such holder's legal representative to the extent then otherwise exercisable by the holder. Some of the Non-Plan Options held by such non-employee directors further provide that if the holder ceases to serve as a member of the Board of Directors during the period of time when any portions of their Non-Plan Options are unexercised, any unexercised portion of their Non-Plan Options will immediately terminate.

                        FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief overview of the United States federal income tax consequences of participation in the Plan or Non-Plan Options and should not be relied upon as being a complete analysis of the law. Each participant should consult his or her tax adviser with respect to the specific tax consequences of participation in the Plan or with the Non-Plan Options.

      A person receiving a Non-Qualified Stock Option under the Plan or Non-Plan Options will not recognize taxable income upon the grant of the option, but will recognize taxable income at the time of exercise in the amount of the difference between the exercise price and the fair market value on the date of exercise of the Common Shares acquired pursuant to the exercise of the option. At that time, the Company will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income, except to the extent the deduction limits of Section 162(m) of the Code apply.

      A participant receiving an Incentive Stock Option will not recognize taxable income upon the grant or exercise of the Stock Option, but will recognize income or loss upon disposition of the Common Shares acquired pursuant to the exercise of the Stock Option, which may be ordinary income or capital gain (or loss), depending on the length of time the shares have been held. The Company will not be entitled to any deduction with respect to the grant or exercise of a participant's Incentive Stock Option. However, if the participant disposes of the shares acquired pursuant to the exercise of the option before the latter of two years from the date of grant and one year from the date of exercise, the participant will recognize ordinary income and the Company will receive a deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. Such ordinary income is the amount by which the lesser of the fair market value of the shares on the date of exercise or on the date of disposition exceeds the exercise price of the option.

      A participant receiving Restricted Stock will not recognize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time Restricted Stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse or the stock becomes vested, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions or upon vesting is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to Restricted Stock for which the above-described election has not been made and prior to the time the restrictions lapse or vesting will recognize taxable compensation, rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

                      DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated by reference herein and made a part hereof:

      A) The description of Common Stock included in the Company's Registration Statement on Form 8-A as filed with the Commission on or about October 26, 1995;

      B) The Company's Annual Report on Form 10-K for the year ended July 31, 1997, as filed under Section 13(a) of the Securities Exchange Act of 1934; and

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
      C) The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997, as filed under Section 13(a) of the Securities Exchange Act of 1934.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing of the initial Registration Statement and any amendment thereto and prior to the filing of a post-effective amendment to the Registration Statement under the Securities Act to which this Prospectus relates which indicate that all securities offered hereby and thereby have been sold or which deregister all securities then remaining unsold shall be deemed to be incorporated herein by reference and made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      All documents incorporated into this Prospectus have also been incorporated by reference into the Registration Statement under the Securities Act to which this Prospectus relates.

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